UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2021

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	QLYS	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On April 27, 2021, the board of directors (the “Board”) of Qualys, Inc. (“Qualys” or the “Company”) appointed Sumedh Thakar to serve as the Company’s Chief Executive Officer. A copy of the Company’s press release announcing Mr. Thakar’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Thakar, age 45, has served on the Board and as Interim Chief Executive Officer of Qualys since February 2021. Mr. Thakar has also served as the Company’s President since October 2019 and Chief Product Officer since June 2014. From December 2010 to June 2014, Mr. Thakar served as the Company’s Vice President, Engineering. Mr. Thakar joined Qualys in February 2003 and has held various other positions with the Company since that time, including Principal Engineer, Engineering Manager and Director of Engineering. Mr. Thakar holds a Bachelor of Computer Science degree from the University of Pune, India.

In connection with his appointment, the Board increased Mr. Thakar’s annual base salary from $400,000 to $550,000, effective as of April 27, 2021, and increased his performance-based target bonus opportunity under the Company’s corporate bonus plan from 50% to 100% of annual base salary, effective as of January 1, 2021.

On April 27, 2021, the Board also granted Mr. Thakar an award of performance-based restricted stock units covering a total of 9,671 shares of common stock at the target level of performance (or 19,342 shares at the maximum level of performance) (the “PRSU Award”) and an award of restricted stock units covering 9,671 shares of common stock (the “RSU Award”). The PRSU Award will vest based on the compound annual growth rate of the Company’s revenues for a three-year period from January 2021 through December 2023 and the compound annual growth rate of the Company’s free cash flow per share for the same three-year period, subject to Mr. Thakar’s continued service through the date that performance is certified. The RSU Award will vest quarterly in equal installments over four years from the vesting commencement date of May 1, 2021. The PRSU Award and RSU Award are subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) and form of restricted stock unit award agreement thereunder.

If, within 12 months following a “change in control” (as defined in the 2012 Plan) of Qualys, Mr. Thakar’s employment is terminated by Qualys without “cause” (as defined in the restricted stock unit award agreement), death or disability, or he resigns for “good reason” (as defined in the restricted stock unit award agreement), then, in each case, subject to the execution of a release of claims, Mr. Thakar will be entitled to receive (i) accelerated vesting as to 100% of the then-unvested portion of each award set forth above (in the case of the PRSU Award, at the target level of performance), and (ii) a lump sum cash payment equal to 150% of his annual base salary as in effect on the date of termination, 150% of his target bonus opportunity, and the amount payable for premiums for continued COBRA benefits for a period of 18 months. In the event of an involuntary termination of employment (a termination of employment by Qualys without “cause”), at any time before a “change in control” or more than 12 months following a “change in control,” provided Mr. Thakar executes a release of claims, he will be entitled to receive a lump sum cash payment equal to 100% of his annual base salary as in effect on the date of termination and the amount payable for premiums for continued COBRA benefits for a period of 12 months.

There were no arrangements or understandings between Mr. Thakar and any other persons pursuant to which he was selected as the Company’s Chief Executive Officer. There are no family relationships between Mr. Thakar and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Thakar is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Appointment of Chief Accounting Officer

On April 27, 2021, the Board appointed Saikat Paul, the Company’s Vice President, Corporate Controller, to serve as the Company’s Chief Accounting Officer and principal accounting officer. Joo Mi Kim, the Company’s Chief Financial Officer, ceased serving in the capacity of principal accounting officer upon Mr. Paul’s appointment, but continues to serve the Company in the capacity of Chief Financial Officer and principal financial officer.

Mr. Paul, age 45, has served as the Company’s Vice President, Corporate Controller since March 2019. Mr. Paul joined Qualys from Marin Software Incorporated, an online advertising company, where he served as Vice President, Finance and Accounting from September 2017 to March 2019. Mr. Paul previously worked at Accuray Incorporated, a medical device company, from December 2011 to August 2017, where he last served as Senior Director and Corporate Controller, and at PricewaterhouseCoopers LLP in various positions from September 2005 to November 2011. Mr. Paul is a Certified Public Accountant in the State of California, is a Chartered Accountant from the Institute of Chartered Accountants of India, and holds a Bachelor’s degree in accounting and finance from the University of Calcutta in India.

In connection with his promotion, Mr. Paul will receive an annual base salary of $285,000 and is eligible to participate in the Company’s corporate bonus plan, with an initial performance-based target bonus opportunity of 40% of annual base salary.

On April 27, 2021, the Board also granted Mr. Paul an award of restricted stock units covering 4,110 shares of common stock (the “Award”) that will vest over a 4-year period, with twenty five percent (25%) of the shares subject to the Award scheduled to vest on May 1, 2022, and the balance scheduled to vest quarterly thereafter, subject to Mr. Paul’s continued service through each vesting date. The RSU Award is subject to the terms and conditions of the Company’s 2012 Plan and form of restricted stock unit award agreement thereunder. If, within 12 months following a “change in control” (as defined in the 2012 Plan) of Qualys, Mr. Paul’s employment is terminated by Qualys other than for “cause” (as defined in the restricted stock unit award agreement), death or disability, or he resigns for “good reason” (as defined in the restricted stock unit award agreement), then, in each case, 50% of the then-unvested shares subject to the Award shall accelerate.

There were no arrangements or understandings between Mr. Paul and any other persons pursuant to which he was selected as the Company’s Chief Accounting Officer. There are no family relationships between Mr. Paul and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Paul is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Paul will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on August 10, 2012 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-182027).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 29, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Joo Mi Kim
Joo Mi Kim Chief Financial Officer

Date: April 29, 2021